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                                                                   EXHIBIT 10(h)


                         BECTON, DICKINSON AND COMPANY


                         SALARY AND BONUS DEFERRAL PLAN

                            Effective August 1, 1994
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                                    FOREWORD


Effective as of August 1, 1994 (the "Effective Date"), Becton, Dickinson and Company has adopted the Becton, Dickinson and Company Salary and Bonus Deferral Plan (the "Plan") for the benefit of certain of its employees. The Plan is intended to be an unfunded plan of deferred compensation primarily for the benefit of a select group of management and highly compensated employees. To the extent that the Plan permits the voluntary deferral of bonuses, the Plan is intended to amend and replace the Bonus Deferral Option of the Becton Dickinson and Company Executive Bonus Plan.

The purpose of the Plan is to permit those employees of the Company who are part of a select group of management or highly compensated employees to defer a part of the salary or bonus paid to them, pursuant to the provisions of the Plan.

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                                   ARTICLE I

                                  Definitions
                                  -----------


1.1  "Board of Directors" means the Board of Directors of the Company.

1.2  "Code" means the Internal Revenue Code of 1986, as amended.

1.3 "Company" means Becton, Dickinson and Company and any successor to such corporation by merger, purchase or otherwise.

1.4 "Deferred Bonus" means the amount of a participant's bonus that such participant has elected to defer until a later year pursuant to an election under Section 3.2 of this Plan.

1.5  "Deferred Bonus Account" means the bookkeeping account established under
    Section 3.2 on behalf of a participant, and includes any investment return credited thereon pursuant to Section 3.3.

1.6 "Deferred Salary" means the amount of a participant's salary that such participant has elected to defer until a later year pursuant to an election under Section 3.1 of this Plan.

1.7  "Deferred Salary Account" means the bookkeeping account established under
    Section 3.1 on behalf of a participant, and includes any investment return credited thereon pursuant to Section 3.3.

1.8 "Fiscal Year" means the fiscal year of the Company which is the twelve month period commencing on the first day of October and ending on the last day of September of the following year.

1.9 "Plan" means the Becton, Dickinson and Company Salary and Bonus Deferral Plan as from time to time in effect.

1.10 "Salary and Bonus Deferral Committee" or "Committee" means the committee that is responsible for administering the Plan. The committee shall consist of three or more employees of the Company as determined by, and appointed by, the Board of Directors.

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                                   ARTICLE II

                                 Participation
                                 -------------


2.1  Participation
     -------------

    Participation in the Plan shall be limited to:

   (a) for purposes of Section 3.1, those individuals (i) who are U.S.
       citizens who are employed by the Company or its subsidiaries in the U.S. or abroad and (ii) whose base salary is $100,000 or more effective August 1 of the year before the calendar year in which the salary is earned.

   (b) for purposes of Section 3.2, those individuals (i) who are U.S. citizens who are employed by the Company or its subsidiaries in the U.S. or abroad and (ii) whose base salary is $100,000 or more effective August 1 of the fiscal year for which the bonus is earned.

    The Committee shall have the ability to adjust the dollar limitations specified above for any calendar year or fiscal year on a uniform and nondiscriminatory basis.

                                       2
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                                  ARTICLE III

             Salary Deferral Elections and Bonus Deferral Elections
             ------------------------------------------------------


3.1  Salary Deferral Election
     ------------------------

     With respect to an individual who is eligible to participate in this Plan in accordance with Section 2.1(a), elections of Deferred Salary shall be made on forms furnished by the Committee. A Deferred Salary election shall apply only to base salary for the particular year specified in the election. Participants may elect to defer from 5% of salary to 25% of salary (in increments of 1%).

     A Deferred Salary election with respect to compensation for a particular calendar year (i) must be made on or before the November 30 preceding the commencement of such calendar year, and (ii) once made, cannot be changed or revoked except as provided herein. Such Deferred Salary shall be credited to the participant's Deferred Salary Account as of each payroll period of the calendar year to which it pertains. Revocation of any Salary Deferral Election shall, only with respect to salary to be earned in the future, reduce the participant's deferral percentage to zero. Notice of revocation must be filed with the Committee by the fifteenth day of the month before the month in which such revocation is to be effective. Such revocation shall not affect any balances credited to the participant's Deferred Salary Account before the effective date of the Salary Deferral Election revocation.

     An individual eligible to participate may defer the payment of any salary and any investment return credited thereon pursuant to Section 3.3 (i) until the participant's retirement, permanent and total disability, death or termination of employment, or (ii) until the January 31 following the participant's retirement, permanent and total disability, death or termination of employment, or (iii) until a period no less than five years from the first day of the calendar year beginning immediately following the first date of deferral (or any later period determined in calendar year increments). In the event of any such deferral election, the form of payment of any distribution (i.e., lump sum or five approximately equal annual installments, where available) shall be elected at the same time.

3.2  Bonus Deferral Election
     -----------------------

     With respect to an individual who is eligible to participate in this Plan in accordance with Section 2.1(b), elections of Deferred Bonus shall be made on forms furnished by the Committee. A Deferred Bonus election shall apply only to a bonus for the particular year specified in the election. Participants may elect to defer 25%, 50%, 75% or 100% of the earned bonus, but in no event less than $5,000.

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     A Deferred Bonus election with respect to compensation for a particular
     Fiscal Year (i) must be made on or before September 30 of such Fiscal Year, and (ii) once made, cannot be changed or revoked. Such Deferred Bonus shall be credited to the participant's Deferred Bonus Account as of the January 1 of the fiscal year following the participant's election.

     An individual eligible to participate may defer the payment of any bonus and any investment return credited thereon pursuant to Section 3.3 (i) until the participant's retirement, permanent and total disability, death or termination of employment, (ii) until the January 31 following the participant's retirement, permanent and total disability, death or termination of employment, or (iii) until a period no less than five years from the first day of the calendar year beginning immediately following the first date of deferral (or any later period determined in calendar year increments). In the event of any such deferral election, the form of payment of any distribution (i.e., lump sum or five approximately equal annual installments, where available) shall be elected at the same time.

3.3  Investment Return on Deferred Salary Account and Deferred Bonus Account
     -----------------------------------------------------------------------

     As of the end of each calendar year, the Committee shall credit interest with respect to the participant's Deferred Salary Account and/or Deferred Bonus Account during the calendar year. Such balance shall include all interest credited to the account in previous years. The interest to be credited for each calendar year shall be calculated by multiplying the average daily balance in the Deferred Salary Account and/or Deferred Bonus Account by the Moody's Seasoned AAA Corporate Bond Rate in effect on the first business day of September of the previous calendar year, as published in the weekly Federal Reserve Statistical Release (Publication H.15).

     Within 60 days following the end of each calendar year, the Committee shall furnish the individual with a statement of account which shall set forth the balance of the individual's account as of the end of such calendar year, inclusive of investment return.

3.4  Distributions
     -------------

     (a) The amount of a participant's Deferred Salary Account and/or Deferred Bonus Account shall be paid to the participant or his or her beneficiary, as applicable, upon occurrence of the event specified in the participant's Deferred Salary election and/or Deferred Bonus election, from the general assets of the Company in accordance with this Section 3.4. Such payment shall be made as soon as practicable following the occurrence of the event making payment necessary.

         Notwithstanding the foregoing, in the case of a deferral period described in subpart (iii) of the third paragraph of Section 3.1 and/or
         Section 3.2, if an event described in subpart (i) or (ii) of such Section(s) precedes the date to which the participant has otherwise deferred a payment, then payment shall be made at the latest of the events described in such subparts (i) or (ii) to occur.

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     (b) Unless other arrangements are specified by the Salary and Bonus
         Deferral Committee on a uniform and nondiscriminatory basis, deferred amounts shall be paid on the following basis:

          Retirement   - Lump sum payment, or in five approximately equal annual
                         installments
          Disability   - Lump sum payment, or in five approximately equal annual
                         installments
          Death        - Lump sum payment, or in five approximately equal annual
                         installments to the beneficiary
          Termination  - Lump sum payment
          Withdrawal   - Lump sum payment
          while active

     (c) In case of unforeseeable emergency, a participant may request the Committee, on a form provided by the Committee, that payment be made earlier than the date to which it was deferred. For purposes of this
         Section 3.4(c) "unforeseeable emergency" shall be limited to (i) a severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or of a dependent (as defined in section 152(a) of the Code) of the participant, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved.

            (i) Through reimbursement or compensation by insurance or otherwise,

            (ii) By liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

            (iii) By cessation of deferrals under the plan.

           Examples of what are not considered to be unforeseeable emergencies include the need to send a participant's child to college or the desire to purchase a home. The Committee shall consider any requests for payment under this Section 3.4(c) on a uniform and nondiscriminatory basis and in accordance with the standards of interpretation described in section 457 of the Code and the regulations thereunder. The minimum payment under this Section 3.4(c) shall be $5,000.

     (d) The Company shall make any required federal, state, and local withholding deductions from all payments.

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3.5  General Provisions
     ------------------

   (a) The Company shall make no provision for the funding of any Deferred Salary Accounts and/or Deferred Bonus Accounts payable hereunder that (i) would cause the Plan to be a funded plan for purposes of section 404(a)(5) of the Code, or Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") or (ii) would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations section 1.83-3(e); and shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan. Subject to the restrictions of the preceding sentence and paragraph (c) below, the Company, in its sole discretion, may establish a grantor trust described in Treasury Regulations section 1.677(a)-1(d) to accumulate funds to pay amounts under this Plan, provided that the assets of the trust shall be required to be used to satisfy the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency.

   (b) In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments from Deferred Salary Accounts and/or Deferred Bonus Accounts, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company, subject to claims of the Company's creditors.

   (c) A person entitled to any amount under this Plan shall be a general unsecured creditor of the Company with respect to such amount. Furthermore, a person entitled to a Deferred Salary Account and/or Deferred Bonus Account shall have a claim upon the Company only to the extent of the Deferred Salary Account and/or Deferred Bonus Account.

   (d) The participant's beneficiary under this Plan with respect to his or her Deferred Salary Account and/or Deferred Bonus Account shall be the person designated to receive benefits on accounts of the participant's death on a form provided by the Committee.

3.6  Pension Credit
     --------------

    Amounts deferred under this Plan shall be included in the computation of compensation under the Becton Dickinson and Company Retirement Benefit Restoration Plan and shall earn pension credit in the Restoration Plan at the same rate as undeferred salary or bonus amounts.

3.7  Non-Assignability
     -----------------

    Participants or legal representatives shall have no right to assign or transfer their interests in the Plan.

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3.8  Mandatory Deferral
     ------------------

       Notwithstanding any other provision of this Plan, the Compensation and Benefits Committee of the Board of Directors may require an employee to defer the portion of any salary and/or bonus amount that the Company anticipates would be nondeductible to it pursuant to Section 162(m) of the Code.

                                       7
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                                   ARTICLE IV

                                 Administration
                                 --------------


4.1  Plan Administrator
     ------------------

    The Committee shall be the "administrator" of the Plan within the meaning of ERISA. The Committee shall have the exclusive right to interpret the Plan and the decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

    The Committee may delegate to such officers, employees or departments of the Company such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (i) interpretation of the Plan, (ii) approval and payment of claims, and (iii) establishment of procedures for administration of the Plan.

                                       8
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                                   ARTICLE V

                           Amendment and Termination
                           -------------------------


5.1 Amendment of the Plan
    ---------------------

    Subject to the provisions of Section 5.3, the Plan may be wholly or partially amended or otherwise modified at any time by written action of the Board of Directors.

5.2 Termination of the Plan
    -----------------------

    Subject to the provisions of Section 5.3, the Plan may be terminated at any time by written action of the Board of Directors.

5.3 No Impairment of Benefits
    -------------------------

    Notwithstanding the provisions of Sections 5.1 and 5.2, no amendment to or termination of the Plan shall impair any rights to benefits which have accrued hereunder.

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